UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2009

Callisto Pharmaceuticals, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	001-32325	13-3894575
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

420 Lexington Avenue, Suite 1609

New York, New York 10170

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 297-0010

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03        Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2009, the Company’s Certificate of Incorporation was amended pursuant to a Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock previously filed with the State of Delaware on October 24, 2006, to eliminate the liquidation preference and decrease the conversion price of the Series A Convertible Preferred Stock to $0.36 per share from $0.50 per share.

A copy of the Certificate of Amendment to the Certificate of Designation, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

On September 16, 2009, the Company’s Certificate of Incorporation was amended pursuant to a Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock previously filed with the State of Delaware on August 1, 2007, to eliminate the liquidation preference and decrease the conversion price of the Series B Convertible Preferred Stock to $0.36 per share from $0.50 per share.

A copy of the Certificate of Amendment to the Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock as filed with the Secretary of State of the State of Delaware, is attached as Exhibit 3.2 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits.

	3.1	Certificate of Amendment to Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series A Convertible Preferred Stock of Callisto Pharmaceuticals, Inc.

	3.2	Certificate of Amendment to Certificate of Designations, Number, Voting Powers, Preferences and Rights of Series B Convertible Preferred Stock of Callisto Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 22, 2009

CALLISTO PHARMACEUTICALS, INC.

By:	/s/ Gary S. Jacob
Gary S. Jacob, Ph.D.
Chief Executive Officer